AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                             RULE 13d-1(k) UNDER THE
                             SECURITIES ACT OF 1934

     The  undersigned  agree  that  this  Amendment  No. 7 to the  Statement  on
Schedule 13G to which this Agreement is attached is filed on behalf of each of them. Date: February 7, 2004

PATAPSCO BANCORP, INC.
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By Its Trustees:


/s/ Thomas P. O'Neill                                      February 7, 2004
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Thomas P. O'Neill, as Trustee                                 Date


/s/ Theodore Patterson                                     February 7, 2004
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Theodore Patterson, as Trustee                                Date


/s/ Joseph J. Bouffard                                     February 7, 2004
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Joseph J. Bouffard, as Trustee                                Date


/s/ Thomas P. O'Neill                                      February 7, 2004
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Thomas P. O'Neill, as Individual Stockholder                  Date


/s/ Theodore Patterson                                     February 7, 2004
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Theodore Patterson, as Individual Stockholder                 Date


/s/ Joseph J. Bouffard                                     February 7, 2004
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Joseph J. Bouffard, as Individual Stockholder                 Date